SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ______________

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  March 3, 2003
                Date of Report (Date of earliest event reported)


                        WESTCOAST HOSPITALITY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


                         Washington 001-13957 91-1032187
     (State or Other Jurisdiction (Commission file number) (I.R.S. Employer of Incorporation) Identification No.)


                            201 W. North River Drive
                                    Suite 100
                            Spokane, Washington 99201
               (Address of Principal Executive Offices, Zip Code)


                                 (509) 459-6100
              (Registrant's Telephone Number, Including Area Code)


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

The following exhibit is furnished pursuant to Item 9 hereof and should not be deemed to be filed under the Securities Exchange Act of 1934:


Exhibit No.          Exhibit
----------------     -----------------------------------------------------------
99.1                 Press Release dated March 3, 2003


Item 9:  Regulation FD Disclosure

On March 3, 2003, the Registrant  issued a press release  announcing that Donald
K. Barbieri, the Registrant's Chairman, President and Chief Executive Officer, will retire as President and Chief Executive Officer effective upon the appointment of his successor by the Registrant's Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K pursuant to this
Item 9.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTCOAST HOSPITALITY CORPORATION

Dated:  March 3, 2003
By: /s/ Arthur M. Coffey
Arthur M. Coffey
Executive Vice President/
Chief Financial Officer


                                  EXHIBIT INDEX

Exhibit No.       Exhibit
--------------    --------------------------------------------------------------
99.1              Press Release dated March 3, 2003


                      WestCoast Hospitality Corporation CEO
                      Announces Change of Role with Company

March 3, 2003 SPOKANE, Wash. - Donald K. Barbieri, Chairman, President and Chief Executive Officer of WestCoast Hospitality Corporation (NYSE:WEH), announced that he will retire as President and CEO effective upon the appointment of his successor by the WestCoast Board of Directors. He will continue to serve as Chairman of the Board of Directors.

During the past 18 months, WestCoast has experienced tremendous growth. WestCoast acquired Red Lion from the Hilton Corporation, brought 63 hotels under the Red Lion brand to create a family of more than 80 hotels in 14 states, launched a state-of-the-art central reservation system, and merged the Red Lion Club and WestAwards affinity programs into a new GuestAwards program. "I have had the pleasure of serving this Company for more than 30 years and have seen it grow from a family business to a publicly traded company on the cutting edge of the hospitality industry," said Barbieri. "It is time to pass the baton to new, experienced leadership who can further strengthen WestCoast as it continues to expand and invest in innovative customer and franchise owner programs."

"Don deserves to hand over the day-to-day management of the Company," said Peter Stanton, member of WestCoast Board of Directors. "His leadership will continue to benefit the Company in his continuing role as Chairman of the Board," he added. Mr. Barbieri will now focus on two areas: working with the Board of Directors to identify new business opportunities; and serving as the corporate ambassador to WestCoast associates, customers, owners and community partners.

Mr. Barbieri joined the Company in 1969 and has been President and Chief Executive Officer and a director of the Company since 1978 and Chairman of the Board since 1996. Governor Locke recently appointed Mr. Barbieri as one of 14 members of Washington's Economic Development Commission. During his tenure as CEO with WestCoast Hospitality, Barbieri has served on and led numerous civic and trade organizations. Mr. Barbieri has just completed his term as chair for the Spokane Regional Chamber of Commerce. In 2001 he authored the Chamber's white paper on "The Case for Converting Poverty to Jobs" leading to the successful Empowerment Zone designation for 20 census tracks in Spokane. He also served as Chair of the Spokane County United Way and continues to support the attack on poverty. Mr. Barbieri served on the Board of Sacred Heart Medical Center for ten years and chaired the Board during its strongest growth period. Mr. Barbieri served as president of the Spokane Chapter of the Building Owners and Managers Association from 1974 to 1975 and served as president of the Spokane Regional Convention and Visitors Bureau from 1977 to 1979. He also served on the Washington Tourism Development Council from 1983 to 1985 and the Washington Economic Development Board while chairing the State of Washington's Quality of Life Task Force from 1985 to 1989.

The Board of Directors will conduct a nationwide search for Barbieri's successor as President and CEO of WestCoast Hospitality Corporation.

WestCoast Hospitality Corporation was founded in 1937 under the name Goodale & Barbieri Companies. Between 1937 and 1976, the Company focused on third-party commercial and residential property management services and real estate development in Spokane, Washington. The Company's history of owning and operating hotels commenced in 1976 when it constructed the River Inn in Spokane. In 1980, the Company established its proprietary Cavanaughs brand name. In 1987, the Company founded G&B Select A Seat, a computerized event ticketing company. In 1998 the Company completed its initial public offering and listed on the New York Stock Exchange. At the end of 1999, the Company completed its acquisition of WestCoast Hotels, Inc. and subsequently re-branded its Cavanaughs Hotels to the WestCoast name, as well as changed the name of the Company to WestCoast Hospitality Corporation (NYSE: WEH). The Company continues to lease retail and office space in buildings owned by the Company and manages residential and commercial properties in Washington, Idaho and Montana. The Company also provides computerized ticketing for entertainment events and arranges Broadway and other entertainment event productions. The Company provides tickets distribution in nine states and British Columbia. Tickets are sold through various ticketing outlets, toll-free 800 numbers and on the Internet at www.ticketswest.com.